Ex-2

PROXY SOLICITED BY MANAGEMENT AND THE BOARD OF DIRECTORS Annual and Special Meeting of Shareholders on April 28, 2004

     The undersigned holder of Common Shares (the “Shareholder”) of EnCana Corporation (“EnCana”) HEREBY APPOINTS David P. O’Brien, Chairman of the Board, or failing him Gwyn Morgan, President & Chief Executive Officer, or instead of either of the
foregoing,                                                                                                                        as proxyholder (the “Proxyholder”) for and in the name of the undersigned to attend, vote and act on behalf of the undersigned at the Annual and Special Meeting of Shareholders of EnCana to be held on April 28, 2004 (the “Meeting”) at 10:30 a.m. (Calgary time) for holders of record on March 8, 2004, and at any adjournment thereof, to the same extent and with the same powers as if the undersigned were personally present at such meeting or any continuation thereof.

     A Shareholder entitled to vote at the Meeting may appoint a person (who need not be a Shareholder) to attend and act for him and on his behalf at the Meeting other than the persons designated in this form of Proxy. To exercise this right, the names of David P. O’Brien and Gwyn Morgan should be crossed out and the name of the Shareholder’s Proxyholder should be legibly printed in the blank space provided above.

     Without limiting the general powers conferred hereby, the undersigned directs the said Proxyholder to vote the EnCana Common Shares represented by this form of Proxy in the manner indicated below:

1.	ELECTION OF DIRECTORS:

	☐	VOTE FOR all nominees listed below (except as indicated to the contrary below)	OR	☐	WITHHOLD VOTE for all nominees

	WITHHOLD VOTE		WITHHOLD VOTE
01 Michael N. Chernoff	☐	09 Dale A. Lucas	☐
02 Ralph S. Cunningham	☐	10 Ken F. McCready	☐
03 Patrick D. Daniel	☐	11 Gwyn Morgan	☐
04 Ian W. Delaney	☐	12 Valerie A.A. Nielsen	☐
05 William R. Fatt	☐	13 David P. O’Brien	☐
06 Michael A. Grandin	☐	14 Jane L. Peverett	☐
07 Barry W. Harrison	☐	15 Dennis A. Sharp	☐
08 Richard F. Haskayne	☐	16 James M. Stanford	☐

2.	APPOINTMENT OF AUDITORS – PRICEWATERHOUSECOOPERS LLP at a remuneration to be fixed by the Board of Directors.	☐	Vote For	☐	Withhold Vote

3.	CONFIRMATION OF NEW BY-LAW NO. 1 (as described on page 8 and in Appendix “A” of the accompanying Information Circular).	☐	Vote For	☐	Vote Against

4.	APPROVAL OF AMENDMENTS AND RECONFIRMATION OF THE SHAREHOLDER RIGHTS PLAN (as described on pages 8-11 and in Appendix “B” of the accompanying Information Circular).	☐	Vote For	☐	Vote Against

If no choice is specified for any of the above matters,
the Proxyholder will vote FOR items 1, 2, 3 and 4 above.

The undersigned revokes any proxies previously given to vote the EnCana Common Shares covered by this form of Proxy.

DATED this           day of April, 2004.

(If no date is shown, this form of Proxy is deemed to have been dated the day on which EnCana mailed it to the Shareholder.)

Please print the name of the Shareholder.	Signature of the Shareholder or duly authorized person.

See other side for voting options AND other important information.

If amendments or variations to matters identified in the Notice of Meeting or any other matters properly come before the Meeting or any adjournment thereof, this form of Proxy confers discretionary authority upon the Proxyholder to vote on such amendments, variations or other matters as such Proxyholder sees fit. At the date of the Notice of Meeting, the management of EnCana knows of no such amendments, variations or other matters to come before the Meeting.

VOTE BY MAIL: DEADLINE – MUST BE RECEIVED BY APRIL 26, 2004 (10:30 A.M. CALGARY TIME)

Please date this form of Proxy and sign exactly as the name appears in Box 1 below. If the EnCana Common Shares are held jointly, any one of the joint owners may sign. If the Shareholder is a corporation, please have the duly authorized officers sign on its behalf under corporate seal. When signing as executor, administrator, guardian, trustee or attorney, please give full title as such. A notarially certified copy of the letters probate, letters of administration, power of attorney, or other authority under which such form of Proxy is signed must be deposited with this form of Proxy.

To be treated as valid, this form of Proxy must be completed as specified herein and received by CIBC Mellon Trust Company no later than 10:30 a.m. (Calgary time) on April 26, 2004 via mail (postage prepaid self-addressed envelope is enclosed), or otherwise delivered to CIBC Mellon Trust Company at 600 The Dome Tower, 333 – 7 Avenue S.W., Calgary, Alberta T2P 2Z1, Attention: Proxy Department, or, if the Meeting is adjourned, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the reconvened meeting.

OR	VOTE BY PHONE: DEADLINE – APRIL 26, 2004 (10:30 A.M. CALGARY TIME)

To vote by phone, use any touch-tone phone to transmit your voting instructions. Phone toll-free 1-866-271-1207 (English and French) and follow the instructions the Vote Voice provides you. Have this form of Proxy available when you call. Your 13-digit Control Number is located in Box 2 below.

OR	VOTE BY INTERNET: DEADLINE – APRIL 26, 2004 (10:30 A.M. CALGARY TIME)

To vote by internet, use the internet to transmit your voting instructions and for electronic delivery of information. Have this form of Proxy available when you access the website at www.eproxyvoting.com/encana. You will be prompted to enter your 13-digit Control Number which is located in Box 2 below.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF ENCANA FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2004. THE ATTENTION OF SHAREHOLDERS IS DIRECTED TO THE INFORMATION CIRCULAR WHICH ACCOMPANIES THIS FORM OF PROXY.

Box 1		Box 2

Control Number

IMPORTANT NOTICE TO SHAREHOLDERS

Canadian income tax legislation requires that holders of common shares of EnCana Corporation provide their Social Insurance Number (“SIN”) to the person (the issuing company, trustee or agent) who prepares tax information slips on your behalf. If you have not yet provided your SIN, please provide it on this form of Proxy.

NOTE

This requirement only applies to individuals residing in Canada and Canadian citizens residing outside of Canada.

☐ ☐ ☐ ▪ ☐ ☐ ☐ ▪ ☐ ☐ ☐

SIN (Canada)

If you have any questions, please call CIBC Mellon Trust Company toll free at 1-800-387-0825 in Canada or the U.S. or at 416-643-5500 outside North America.